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                                                                      Exhibit 99
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                             Press Release Excerpt
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FOR IMMEDIATE RELEASE               Contact:            Ian D. Packer
January 23, 1997                                        (210) 734-2015


                          E. W. BLANCH HOLDINGS, INC.
                        REPORTS FOURTH QUARTER EARNINGS


     Minneapolis, MN -- E. W. Blanch Holdings, Inc. (NYSE:  EWB)


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     The company also announced today that its Board of Directors has adopted a shareholder rights plan, which provides protection against hostile takeovers and market activities that could result in a sale of the Company. The Board of Directors retains the right to approve a sale of the Company or redeem the rights under certain circumstances. The Company has declared a dividend of one
right for each common shares outstanding on February 7, 1997.   Each right will
entitle a shareholder to buy 1/100 of a share of the Company's newly created Series A Junior Participating Preferred Stock at an exercise price of $100.
The rights will become exercisable in the event that a person or group acquires, or makes a tender offer for, 15% or more of the Company's common shares, subject to certain exceptions.



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